                                                                 Exhibit 4.15
                                                                [EXECUTION COPY]




                              CANADIAN HOLDINGS GUARANTY


         This CANADIAN HOLDINGS GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "GUARANTY"), dated as of June 30, 1997, is made by VH HOLDINGS INC., a Manitoba corporation (the "GUARANTOR"), in favor of THE BANK OF NOVA SCOTIA ("SCOTIABANK"), as agent (in such capacity, the "CANADIAN AGENT") for each of the Secured Parties (as defined below).


                                 W I T N E S S E T H:


         WHEREAS, pursuant to a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Leiner Health Products Group Inc., a Delaware corporation ("LHPG" or the "U.S. BORROWER" (prior to the Assumption)), Vita Health Company (1985) Ltd., a Manitoba corporation (the "CANADIAN BORROWER", and together with the U.S. Borrower, the "BORROWERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the U.S. Facility (collectively, the "U.S. LENDERS"), the various financial institutions as are or may become parties thereto which extend a Commitment under the Canadian Facility (collectively, the "CANADIAN LENDERS", and together with the U.S. Lenders, the "LENDERS"), the Canadian Agent and Scotiabank, as agent for the U.S. Lenders under the U.S. Facility (in such capacity, the "U.S. AGENT", and together with the Canadian Agent, collectively, the "AGENTS"), the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers;

         WHEREAS, as contemplated by the Credit Agreement, immediately following the making of the initial Credit Extensions, Leiner Health Products Inc., a Delaware corporation ("LEINER") and LHPG have delivered the Assumption Agreement, pursuant to which Leiner has assumed (the "ASSUMPTION") the rights and obligations of LHPG as (and has become) the "U.S. Borrower" under the Credit Agreement;

         WHEREAS, as a condition precedent to the making of the Credit Extensions (including the initial Credit

Extension) and the execution and delivery of the Assumption Agreement under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuers pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions (including the initial Credit Extensions) to the Borrowers pursuant to the Credit Agreement, and to induce Secured Parties to enter into Rate Protection Agreements, if any, the Guarantor agrees, for the benefit of each Secured Party, as follows:


                                      ARTICLE I

                                     DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "AGENTS" is defined in the FIRST RECITAL.

         "BORROWERS" is defined in the FIRST RECITAL.

         "CANADIAN AGENT" is defined in the PREAMBLE.

         "CANADIAN BORROWER" is defined in the FIRST RECITAL.

         "CANADIAN LENDERS" is defined in the FIRST RECITAL.

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         "CREDIT AGREEMENT" is defined in the FIRST RECITAL.

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "LENDERS" is defined in the FIRST RECITAL.

         "SCOTIABANK" is defined in the PREAMBLE.

         "SECURED PARTY" means, as the context may require, the Canadian Lenders, the Canadian Issuers, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement is entered into, was) a Canadian Lender or an Affiliate thereof and (in each case), each of their respective successors, permitted transferees and permitted assigns.

         "U.S. AGENT" is defined in the FIRST RECITAL.

         "U.S. BORROWER" is defined in the FIRST RECITAL.

         "U.S. LENDERS" is defined in the FIRST RECITAL.

         SECTION 1.2. CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                                      ARTICLE II

                                 GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably

         (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or


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    otherwise, of all Obligations of the Canadian Borrower now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and
    Section 506(b) or analogous provisions under Canadian law), and

         (b) indemnifies and holds harmless each Secured Party and each holder of a Canadian Note for any and all costs and expenses (including reasonable attorney's fees and expenses and disbursements) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under this Guaranty except for any such costs, expenses and disbursements arising by reason of the relevant indemnified party's gross negligence or willful misconduct.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Canadian Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Canadian Borrower (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Canadian Borrower or the Guarantor (but excluding any liquidation, dissolution, merger or other action permitted pursuant to Section 9.2.10 of the Credit Agreement), or the inability or failure of the Canadian Borrower or the Guarantor to pay debts as they become due, or an assignment by the Canadian Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Canadian Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Canadian Borrower may not then be due and payable, the Guarantor agrees that it will pay to the Lenders forthwith the full amount which would be payable

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hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Canadian Borrower have been paid in full in cash or cash collateralization in full, all obligations of the Guarantor hereunder shall have been paid in full in cash or cash collateralization in full, all Canadian Letters of Credit have been terminated or expired, all Rate Protection Agreements in respect of Canadian Commitments have been terminated and all Canadian Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Canadian Borrower will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Canadian Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

         (a) any lack of validity, legality or enforceability of the Credit Agreement, any Canadian Note or any other Loan Document or any other instrument or document relating to any thereof;

         (b) the failure of any Secured Party or any holder of any Canadian
    Note

              (i) to assert any claim or demand or to enforce any right or remedy against the Canadian Borrower or any other Person (including any other guarantor (including the Guarantor)) under the provisions of the Credit Agreement, any Canadian Note, any other Loan Document, any other instrument or document relating to any thereof or otherwise, or

              (ii) to exercise any right or remedy against any other guarantor (including the Guarantor) of,

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         or collateral securing, any Obligations of the Canadian Borrower;

         (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Canadian Borrower, or any other extension, compromise or renewal of any Obligation of the Canadian Borrower;

         (d) any reduction, limitation, impairment or termination of any Obligations of the Canadian Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Canadian Borrower or otherwise;

         (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Canadian Note or any other Loan Document or any other instrument or document relating to any thereof;

         (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Canadian Note securing any of the Obligations of the Canadian Borrower; or

         (g) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Obligations of the Canadian Borrower) available to, or a legal or equitable discharge of, the Canadian Borrower, any surety or any guarantor.

         SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of the Canadian Borrower is rescinded or must otherwise be

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restored by any Secured Party or any holder of any Canadian Note, upon the insolvency, bankruptcy or reorganization of the Canadian Borrower or otherwise, all as though such payment had not been made.

         SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Canadian Borrower and this Guaranty and any requirement that the Canadian Agent, any other Secured Party or any holder of any Canadian Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Canadian Borrower or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Canadian Borrower.

         SECTION 2.6. POSTPONEMENT OF SUBROGATION, ETC. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment in full in cash of or cash collateralization in full of all Obligations of the Canadian Borrower, the termination, expiration or cash collateralization of all Canadian Letters of Credit, the termination of all Rate Protection Agreements in respect of Canadian Commitments and the termination of all Canadian Commitments. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full in cash of all Obligations of the Canadian Borrower shall be held in trust for the benefit of the Secured Parties and each holder of a Canadian Note and shall immediately be paid to the Canadian Agent for the benefit of the Secured Parties and each holder of a Canadian Note and credited and applied against the Obligations of the Canadian Borrower, whether matured or unmatured, in accordance with the terms of the Credit Agreement; PROVIDED, HOWEVER, that if

         (a) the Guarantor has made payment to the Secured Parties and each holder of a Canadian Note of all or any part of the Obligations of the Canadian Borrower, and

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         (b) all Obligations of the Canadian Borrower have been paid in full in cash or cash collateralization in full, all Canadian Letters of Credit have been terminated or expired, all Rate Protection Agreements in respect of Canadian Commitments have been terminated and all Canadian Commitments have been permanently terminated, each Secured Party and each holder of a Canadian Note agrees that, at the Guarantor's request, the Canadian Agent, on behalf of the Secured Parties and the holders of the Canadian Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Canadian Borrower resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations of the Canadian Borrower or any Canadian Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Canadian Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Secured Party or any holder of a Canadian Note.

         SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF CANADIAN NOTES, ETC. This Guaranty shall:

         (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

         (b) inure to the benefit of and be enforceable by the Canadian Agent and each other Secured Party.

Without limiting the generality of the foregoing, any Lender may assign or otherwise transfer (in whole or in part) any Canadian Commitment, Canadian Note or Canadian Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of
Section 12.11 and Article XI of the Credit Agreement.

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         SECTION 2.8.  JUDGMENT.  The Guarantor hereby agrees that, with respect to the Canadian Facility:

         (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due in Canadian Dollars hereunder into another currency, then the rate of exchange used shall be that at which the Canadian Agent, in accordance with normal banking procedures could purchase Canadian Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

         (b) the obligation of the Guarantor in respect of any sum due from it to any Secured Party hereunder or any other Loan Document shall, notwithstanding any judgment in a currency other than Canadian Dollars, be discharged only to the extent that on the Business Day following receipt by the Secured Party of any sum adjudged to be so due in a currency other than Canadian Dollars such Secured Party may, in accordance with normal banking procedures, purchase Canadian Dollars with such other currency; in the event that the Canadian Dollars so purchased are less than the amount originally due to any Secured Party in Canadian Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Secured Party against such loss, and if the Canadian Dollars so purchased exceed the sum originally due to such Secured Party or holder in Canadian Dollars, such Secured Party shall remit to the Guarantor such excess.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to each Secured Party that the representations and warranties contained in Article VIII of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as

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applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.


                                      ARTICLE IV

                                   COVENANTS, ETC.

         SECTION 4.1. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations of the Canadian Borrower shall remain unpaid, any Canadian Letters of Credit shall be outstanding, any Rate Protection Agreement in respect of the Canadian Commitments shall remain in full force and effect or any Canadian Lender shall have any outstanding Commitment, the Guarantor will, unless the Required Lenders shall otherwise consent in writing, perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article IX of the Credit Agreement which are applicable to the Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Credit Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.


                                      ARTICLE V

                               MISCELLANEOUS PROVISIONS

         SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article XII thereof.

         SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and

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assigns and shall inure to the benefit of and be enforceable by each Secured
Party and each holder of a Canadian Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that, the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

         SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Canadian Agent (on behalf of the Lenders or the Required Lenders, as the case may be), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. NOTICES. All notices and other communications provided for hereunder shall be in writing or by facsimile and, mailed or telecopied or delivered with respect to the Guarantor, in care of the Canadian Borrower at the address of the Canadian Borrower specified in the Credit Agreement, and with respect to the Canadian Agent, to the address of the Canadian Agent specified in the Credit Agreement, or, with respect to the Guarantor or the Canadian Agent, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by telecopier, shall be deemed given when transmitted and electronically confirmed.

         SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Secured Party or any holder of a Canadian Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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         SECTION 5.6.  CAPTIONS.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.7. SETOFF. In addition to, and not in limitation of, any rights of any Secured Party or any holder of a Canadian Note under applicable law, each Secured Party and each such holder shall, upon the occurrence of any Default described in any of clauses (a) through (d) of Section 10.1.9 of the Credit Agreement or with the consent of the Required Lenders, any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Secured Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Secured Party, or such holder or any agent or bailee for such Secured Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 6.8 of the Credit Agreement.

         SECTION 5.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.9. COUNTERPARTS. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 5.10. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO

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WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS,
WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 5.11. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE CANADIAN AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE GUARANTOR'S BEHALF AND ON BEHALF OF THE GUARANTOR'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE GUARANTOR HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS

OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION 5.12. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.






                                          14
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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                            VH HOLDINGS INC.


                                            By /s/ William B. Towne
                                              ---------------------------------
                                              Name:  William B. Towne
                                              Title: Treasurer








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